As filed with the Securities and Exchange Commission on November 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its Charter)

Delaware	71-0205415
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Southwestern Energy Company 401(k) Savings Plan

(Full Title of the Plan)

Chris Lacy

Senior Vice President, General Counsel and Secretary

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Name, address, including zip code, telephone number, including area code, of agent for service)

with a copy to:

Matthew R. Pacey, P.C.

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by Southwestern Energy Company (the “Company”) for the purpose of registering an additional 750,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) for issuance under the Southwestern Energy Company 401(k) Savings Plan, as amended from time to time (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Company’s Form S-8 Registration Statements previously filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2005 (File No. 333-125714) as amended by Post-Effective Amendments No. 1 and No. 2 filed with the Commission on June 30, 2006, and January 31, 2007, respectively, November 13, 2012 (File No. 333-184885), February 26, 2016 (File No. 333-209752) and November 30, 2018 (File No. 333-228629) are herein incorporated by reference and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed (or will be filed) by the Company with the Commission, are incorporated by reference in this Registration Statement:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) filed with the Commission on February 23, 2023; Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2023 filed with the Commission on April 27, 2023; Quarterly Report on Form 10-Q for the fiscal period ended June  30, 2023 filed with the Commission on August 3, 2023; and Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2023 filed with the Commission on November 2, 2023;

(2) The Company’s Current Reports on Form 8-K filed with the Commission on January  27, 2023, February  27, 2023, March 22, 2023, May 22, 2023, and June 5, 2023 (Item 5.02 only);

(3) The description of the Company’s company stock contained in the Registration Statement on Form 8-A dated October 23, 1981, as amended by Amendment No. 1 filed with the Company’s Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with the Company’s Current Report on Form 8-K/A dated August 3, 2006 and set forth in Exhibit 4.1 to the Annual Report, including any amendment or report filed for the purpose of updating such description; and

(4) The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2022, as filed with the Commission on June 23, 2023.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate any information provided in these documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable Commission rules.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Southwestern Energy Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 24, 2010)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated September 1, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 1, 2021)

4.3	Certificate of Amendment No. 2 of the Amended and Restated Certificate of Incorporation, dated May 18, 2023 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 22, 2023).

4.4	Second Amended and Restated Bylaws of Southwestern Energy Company, as amended through November 1, 2023 (Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 10-Q filed on November 2, 2023).

4.5	Form of Specimen Certificate Representing Common Stock (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated August 3, 2006)

5.1*	Opinion of Kirkland Ellis LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Weaver and Tidwell, L.L.P.

23.4*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

107*	Filing Fee Table.

*	Filed herewith.

Pursuant to the instruction to Item 8 of Form S-8, an opinion of counsel confirming compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) is not included herein. In lieu thereof, pursuant to Item 8 of Form S-8, the Company has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify such Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southwestern Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on this 30th day of November, 2023.

SOUTHWESTERN ENERGY COMPANY

By:	/s/ William J. Way
William J. Way
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Way, Carl F. Giesler, Jr., and Christopher W. Lacy or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the 30th day of November, 2023.

[Signature Page Follows]

Signature	Title

/s/ William J. Way	President, Chief Executive Officer and Director (Principal Executive Officer)
William J. Way

/s/ Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Carl F. Giesler, Jr.

/s/ Colin O’Beirne	Vice President, Controller (Principal Accounting Officer)
Colin O’Beirne

/s/ John D. Gass	Director
John D. Gass

/s/ Sylvester P. Johnson IV	Director
Sylvester P. Johnson IV

/s/ Catherine A. Kehr	Director
Catherine A. Kehr

/s/ Shameek Konar	Director
Shameek Konar

/s/ Greg D. Kerley	Director
Greg D. Kerley

/s/ Jon A. Marshall	Director
Jon A. Marshall

/s/ Patrick M. Prevost	Director
Patrick M. Prevost

/s/ Anne Taylor	Director
Anne Taylor

/s/ Denis J. Walsh III	Director
Denis J. Walsh III